Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Concord Street Trust of our report dated April 10, 2025, relating to the financial statements and financial highlights of Fidelity 500 Index Fund; of our reports dated April 11, 2025, relating to the financial statements and financial highlights of Fidelity Extended Market Index Fund, Fidelity International Index Fund, and Fidelity Total Market Index Fund; of our report dated April 15, 2025, relating to the financial statements and financial highlights of Fidelity Series Total Market Index Fund, which appear in Fidelity Concord Street Trust’s Certified Shareholder Report on Form N-CSR for the year ended February 28, 2025. We also consent to the references to us under the headings: “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 21, 2025